Exhibit 5.1

KPMG LLP

Vaughan Metropolitan Centre

100 New Park Place

Suite 1400

Vaughan, ON Canada L4K 0J3

Telephone (905) 265-5900

Fax (905) 265-6390

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors
VIQ Solutions Inc.

We, KPMG LLP, consent to the use of our report dated April 14, 2021, on the consolidated financial statements of the VIQ Solutions Inc., which comprise the consolidated statement of financial position as at December 31, 2020, the consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies, which is incorporated by reference herein and to the reference to our firm under the heading “Interests of Experts” in the prospectus included in the Registration Statement on Form F-10 dated June 2, 2021 of VIQ Solutions Inc.

Our report dated April 14, 2021 indicates that the comparative information was audited by another auditor.

 /s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
June 2, 2021

Toronto, Canada